Exhibit 99.1

Corsair Gaming Reports First Quarter 2024 Financial Results

Achieved 20% Year-Over-Year Revenue Growth in Gamer and Creator Segment with Record 40% Gross Margin

MILPITAS, CA, May 7, 2024 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Select Financial Metrics

•
Net revenue was $337.3 million compared to $417.3 million in the fourth quarter of 2023 and $354.0 million in the first quarter of 2023. Gaming Components and Systems segment net revenue was $230.3 million compared to $280.5 million in the fourth quarter of 2023 and $265.0 million in the first quarter of 2023, while Gamer and Creator Peripherals segment net revenue was $107.0 million compared to $136.8 million in the fourth quarter of 2023 and $88.9 million in the first quarter of 2023.
•
Net loss attributable to common shareholders was $12.5 million, or net loss of $0.12 per diluted share, compared to net income of $6.2 million, or net income of $0.06 per diluted share, in the fourth quarter of 2023 and a net loss of $1.1 million, or a net loss of $0.01 per diluted share, in the first quarter of 2023.
•
Adjusted net income was $9.5 million, or net income of $0.09 per diluted share, compared to adjusted net income of $23.2 million, or net income of $0.22 per diluted share in the fourth quarter of 2023 and adjusted net income of $11.9 million, or net income of $0.11 per diluted share, in the first quarter of 2023.
•
Adjusted EBITDA was $18.0 million, compared to $33.7 million in the fourth quarter of 2023, and $20.6 million in the first quarter of 2023.
•
Cash and restricted cash was $130.2 million as of March 31, 2024.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Andy Paul, Chief Executive Officer of Corsair, stated, “2024 is starting out as expected with new products driving healthy peripherals growth for us. Our Gamer and Creator Peripherals segment has continued its impressive performance, achieving 20% year-over-year revenue growth in the first quarter 2024 after 16% year-over-year revenue growth in the fourth quarter 2023. All product lines showed growth, including Elgato with its popular Stream Deck products, SCUF Gaming with the successful recent launch of PC controllers, and Corsair peripherals with several new keyboards, headsets and mice. We were particularly pleased to see the gross margin lift to 40% with these new product launches. Demand was more subdued in the component market as is normal in this stage of the GPU cycle but we continue to have a high market share in this space and we believe this market will start to show growth during the second half of 2024 and through 2025.”

“In 2024, we’re gearing up for an exciting year of planned innovation with an impressive slate of new Corsair products, as we broaden our category reach. Two anticipated launches include our forthcoming mobile gaming controller and our upcoming SIM racing product line. These categories provide the potential for both high consumer interest and growth. Drawing on our established reputation for top-notch product design and performance, we are optimistic that both these product launches will be successful. We are also excited about our recent launch of the new Elgato Neo product family, which is targeting a different and more casual user base than our traditional prosumer Elgato customers. The initial response has been very positive and we expect sales to ramp throughout 2024 and over the coming years.”

“Furthermore, our efforts in regional and retail expansion continue to progress, with anticipated revenue boosts in the latter half of 2024. We’ve successfully expanded the retail presence of Corsair’s full suite of gaming and creator products, introduced the Drop product line to retail channels, expanded our SCUF Gaming product lines in retail, and strengthened our partnerships with several major online retailers. These initiatives solidify our position in the market and set the stage for continued growth and success in the years ahead.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “The success of our new products is driving market share gains and margin expansion. In Q1 2024, our gross margin increased by 110 basis points to 25.7 percent compared to 24.6 percent in Q4 2023. Specifically, within our Gamer and Creator Peripherals segment, gross margin rose by 360 basis points to 40.8 percent from 37.2 percent in Q4 2023, while in our Gaming Components and Systems segment, gross margin increased by 20 basis points to 18.7 percent from 18.5 percent in Q4 2023. We achieved this expansion despite challenges such as increased freight costs stemming from turmoil in the Red Sea and resulting delays necessitating incremental air-shipments. We have continued to strengthen our financial position by paying off another $15 million in debt, while simultaneously investing in new products that we believe will drive our growth and success across existing and emerging categories. With our strong balance sheet, we have the flexibility to further reduce debt and invest in our business, including pursuing potential additional M&A opportunities. These strategic moves are aimed at our goals of accelerating our growth trajectory and enhancing profitability in the long run.”

Reiterates 2024 Financial Outlook

Corsair reiterated its financial outlook for the full year 2024. The Company continues to expect revenue growth to improve through 2024, with a further improvement in adjusted EBITDA led by an additional improvement in margin, stabilized shipping costs and continued tight operating expense controls.

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Net revenue to be in the range of $1.45 billion to $1.60 billion.
•
Adjusted operating income to be in the range of $92 million to $112 million.
•
Adjusted EBITDA to be in the range of $105 million to $125 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Product Developments

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Ambitious New Neo Hardware Line. Corsair launched Neo, a new hardware line that merges high-end performance with plug-and-play simplicity. Five new products were introduced including a microphone, webcam, LED light, capture card and Stream Deck.
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Elgato Facecam MK.2. An evolution in our leading Facecam lineup, with improved image quality, HDR support, built-in privacy filter, and pan-tilt-zoom effects make one of the best cameras even better.
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K65 Plus Wireless. Launched the first 75% keyboard from CORSAIR, which ships with pre-lubed MLX RED switches that are hot-swappable.
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CORSAIR ONE i500 PC. A sleek, space-saving powerhouse gaming PC packed with cutting-edge components and boasting high-end performance for content creators, prosumers, and gamers.
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iCUE Link RX Series Fans. Extended the range of our iCUE Link fans and now featuring Magnetic Dome bearings, AirGuide technology, and in-house developed blades.
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2500 & 6500 Series Cases. Dual-chamber cases make building an eye-catching system easier with multiple customization options and panels.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the first quarter 2024 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-844-825-9789 (USA) or 1-412-317-5180 (International) with conference ID 10187837. A replay will be available approximately 3 hours after the live call ends on Corsair’s Investor Relations website, or through May 14, 2024 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 10187837.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, Drop, the leading community-driven mechanical keyboard brand and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding market headwinds and tailwinds; its expectations regarding market expansion, sales and revenue growth in 2024 and 2025; statements regarding new product launches, the entry into new product categories and demand for new products; its ability to successfully pursue M&A opportunities; and its estimated full year 2024 net revenue, adjusted operating income and adjusted EBITDA. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: current macroeconomic conditions, including the impacts of high inflation and risk of recession on demand for our products, consumer confidence and financial markets generally; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on our operations and the operations of our manufacturers, retailers and other partners, as well as its impacts on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; our ability to successfully integrate any companies or assets we have acquired or may acquire; currency exchange rate fluctuations or international trade disputes resulting in our products becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended March 31, 2024 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

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Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, restructuring and other charges, acquisition and related integration costs, and acquisition accounting impact related to recognizing acquired inventory at fair value.
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Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, restructuring and other charges, acquisition and related integration costs, acquisition accounting impact related to recognizing acquired inventory at fair value, and the related tax effects of each of these adjustments.
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Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, depreciation, interest expense, net, restructuring and other charges, acquisition and related integration costs, acquisition accounting impact related to recognizing acquired inventory at fair value, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +4411 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023

Net revenue	$337,257	$353,964
Cost of revenue	250,618	268,560
Gross profit	86,639	85,404
Operating expenses:
Sales, general and administrative	80,217	67,529
Product development	16,641	16,838
Total operating expenses	96,858	84,367
Operating income (loss)	(10,219)	1,037
Other (expense) income:
Interest expense	(3,691)	(4,302)
Interest income	1,565	1,474
Other expense, net	(461)	(496)
Total other expense, net	(2,587)	(3,324)
Loss before income taxes	(12,806)	(2,287)
Income tax benefit	1,777	639
Net loss	(11,029)	(1,648)
Less: Net income attributable to noncontrolling interest	536	364
Net loss attributable to Corsair Gaming, Inc.	$(11,565)	$(2,012)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(11,565)	$(2,012)
Change in redemption value of redeemable noncontrolling interest	(975)	958
Net loss attributable to common stockholders of Corsair Gaming, Inc.	$(12,540)	$(1,054)

Net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.12)	$(0.01)
Diluted	$(0.12)	$(0.01)
Weighted-average common shares outstanding:
Basic	103,563	101,685
Diluted	103,563	101,685

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2024	2023

Net revenue:
Gamer and Creator Peripherals	$106,973	$88,942
Gaming Components and Systems	230,284	265,022
Total Net revenue	$337,257	$353,964

Gross Profit:
Gamer and Creator Peripherals	$43,643	$26,648
Gaming Components and Systems	42,996	58,756
Total Gross Profit	$86,639	$85,404

Gross Margin:
Gamer and Creator Peripherals	40.8%	30.0%
Gaming Components and Systems	18.7%	22.2%
Total Gross Margin	25.7%	24.1%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2024	December 31, 2023

Assets
Current assets:
Cash and restricted cash	$129,942	$178,325
Accounts receivable, net	204,920	253,268
Inventories	251,747	240,172
Prepaid expenses and other current assets	34,573	39,824
Total current assets	621,182	711,589
Restricted cash, noncurrent	241	239
Property and equipment, net	31,185	32,212
Goodwill	354,410	354,705
Intangible assets, net	178,151	188,009
Other assets	72,022	70,709
Total assets	$1,257,191	$1,357,463
Liabilities
Current liabilities:
Debt maturing within one year, net	$12,213	$12,190
Accounts payable	191,401	239,957
Other liabilities and accrued expenses	138,487	166,340
Total current liabilities	342,101	418,487
Long-term debt, net	171,106	186,006
Deferred tax liabilities	14,104	17,395
Other liabilities, noncurrent	40,629	41,595
Total liabilities	567,940	663,483
Temporary equity
Redeemable noncontrolling interest	15,925	15,937
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	640,303	630,652
Retained earnings	27,870	40,410
Accumulated other comprehensive loss	(4,634)	(3,487)
Total Corsair Gaming, Inc. stockholders' equity	663,539	667,575
Nonredeemable noncontrolling interest	9,787	10,468
Total permanent equity	673,326	678,043
Total liabilities, temporary equity and permanent equity	$1,257,191	$1,357,463

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(11,029)	$(1,648)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	7,691	7,246
Depreciation	3,087	2,897
Amortization	9,515	9,741
Deferred income taxes	(6,059)	(2,209)
Other	758	128
Changes in operating assets and liabilities:
Accounts receivable	46,928	14,623
Inventories	(12,101)	4,672
Prepaid expenses and other assets	4,437	(1,077)
Accounts payable	(47,962)	18,156
Other liabilities and accrued expenses	(21,582)	(10,703)
Net cash (used in) provided by operating activities	(26,317)	41,826
Cash flows from investing activities:
Purchase price adjustment related to business acquisition	1,041	—
Purchase of property and equipment	(2,520)	(4,677)
Net cash used in investing activities	(1,479)	(4,677)
Cash flows from financing activities:
Repayment of debt	(15,000)	(10,000)
Payment of deferred and contingent consideration	(4,942)	(950)
Proceeds from issuance of shares through employee equity incentive plans	2,351	2,117
Payment of taxes related to net share settlement of equity awards	(398)	(556)
Dividend paid to noncontrolling interest	(1,960)	—
Payment of other offering costs	—	(497)
Net cash used in financing activities	(19,949)	(9,886)
Effect of exchange rate changes on cash	(636)	730
Net (decrease) increase in cash and restricted cash	(48,381)	27,993
Cash and restricted cash at the beginning of the period	178,564	154,060
Cash and restricted cash at the end of the period	$130,183	$182,053

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2024	2023

Operating Income (Loss) - GAAP	$(10,219)	$1,037
Amortization	9,515	9,741
Stock-based compensation	7,691	7,246
One-time costs related to legal and other matters	6,414	—
Restructuring and other charges	1,126	—
Acquisition and related integration costs	702	140
Acquisition accounting impact related to recognizing acquired inventory at fair value	169	—
Adjusted Operating Income - Non-GAAP	$15,398	$18,164

As a % of net revenue - GAAP	-3.0%	0.3%
As a % of net revenue - Non-GAAP	4.6%	5.1%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net loss attributable to common stockholders of Corsair Gaming, Inc. (1)	$(12,540)	$(1,054)
Less: Change in redemption value of redeemable noncontrolling interest	(975)	958
Net loss attributable to Corsair Gaming, Inc.	(11,565)	(2,012)
Add: Net income attributable to noncontrolling interest	536	364
Net Loss - GAAP	(11,029)	(1,648)
Adjustments:
Amortization	9,515	9,741
Stock-based compensation	7,691	7,246
One-time costs related to legal and other matters	6,414	—
Restructuring and other charges	1,126	—
Acquisition and related integration costs	702	140
Acquisition accounting impact related to recognizing acquired inventory at fair value	169	—
Non-GAAP income tax adjustment	(5,072)	(3,550)
Adjusted Net Income - Non-GAAP	$9,516	$11,929

Diluted net income (loss) per share:
GAAP	$(0.12)	$(0.01)
Adjusted, Non-GAAP	$0.09	$0.11

Weighted-average common shares outstanding - Diluted:
GAAP	103,563	101,685
Adjusted, Non-GAAP	106,530	105,832

(1) Numerator for calculating net loss per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2024	2023
Net loss - GAAP	$(11,029)	$(1,648)
Amortization	9,515	9,741
Stock-based compensation	7,691	7,246
One-time costs related to legal and other matters	6,414	—
Depreciation	3,087	2,897
Interest expense, net of interest income	2,126	2,828
Restructuring and other charges	1,126	—
Acquisition and related integration costs	702	140
Acquisition accounting impact related to recognizing acquired inventory at fair value	169	—
Income tax benefit	(1,777)	(639)
Adjusted EBITDA - Non-GAAP	$18,024	$20,565

Adjusted EBITDA margin - Non-GAAP	5.3%	5.8%